Exhibit 10.66

SEPARATION AGREEMENT

AND GENERAL RELEASE

                        THIS SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into by and between JAMES C. MILLER (hereinafter referred to as “Executive”), and Idaho Power Company, including all of its subsidiaries and affiliates,  (hereinafter collectively referred to as “Company”).

W I T N E S S E T H :

                        WHEREAS, it is contemplated that, as a result of Executive’s separation from the Company, Executive’s status as Senior Vice President, Power Supply for Idaho Power Company, shall terminate on August 31, 2009; and

                        WHEREAS, it is contemplated that, as a result of Executive’s separation from the Company, Executive’s status as an employee of Company shall terminate on August 31, 2009; and

                        WHEREAS, Executive and Company desire to settle fully and finally any and all differences between them, if any, including, but in no way limited to, any differences that might arise out of Executive's employment with Company or the termination of said employment;

                        NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, including, without limitation, Executive’s agreement to the release of claims as set forth in this Agreement, it is agreed as follows:

CONFIDENTIAL

MILLER SEPARATION AGREEMENT                         1 of  11

                        FIRST:  This Agreement shall not in any way be construed as an admission by Company that it has acted wrongfully with respect to Executive or any other person, or that Executive has any claims whatsoever against Company, and Company specifically disclaims any liability to or wrongful acts against Executive or any other person, on the part of itself, its employees or its agents.

                        SECOND:  This Agreement shall not in any way be construed as an admission by Executive that Executive has acted wrongfully with respect to Company or any other person, or that Company has any claims whatsoever against Executive, and Executive specifically disclaims any liability to or wrongful acts against Company, its employees or agents, or any other person.

                        THIRD:  Executive represents and warrants that Executive has not filed any complaints, lawsuits or claims against Company, and that Executive will not do so at any time hereafter with respect to acts, omissions or events that occurred prior to the date this Agreement is signed by Executive and becomes binding on the parties hereto; provided, however, this shall not limit Executive from filing a lawsuit for the sole purpose of enforcing Executive's rights under this Agreement.

                        FOURTH:  Company represents and warrants that it has not filed any complaints, lawsuits or claims against Executive, and that it will not do so at any time hereafter with respect to acts, omissions or events that occurred prior to the date this Agreement is signed by and becomes binding on the parties hereto; provided, however, this shall not limit Company from filing a lawsuit for the sole purpose of enforcing Company's rights under this Agreement.

                        FIFTH:  Executive represents, understands and agrees that Executive’s status as Senior Vice President, Power Supply for Idaho Power Company shall terminate on August 31, 2009.  Executive also represents, understands and agrees that Executive’s status as an employee of Idaho Power Company will terminate on August 31, 2009.

CONFIDENTIAL

MILLER SEPARATION AGREEMENT                         2 of  11

                        SIXTH:  Company agrees to pay and to do and Executive agrees to accept as consideration for this Agreement and Executive’s agreement to the releases contained herein the following:

a.                   Company shall pay to Executive a gross amount of Four Hundred Fifty Thousand Dollars ($450,000.00).  This amount will be paid, less all taxes and appropriate deductions associated with said payment in two equal payments to be paid no later than September 15, 2009, and January 15, 2010.

b.                  Executive agrees to provide ongoing consulting services to the Company from September 1, 2009 to December 31, 2010.  The specific terms and conditions of this arrangement will be set forth in a separate Consulting Agreement executed simultaneously herewith (the "Consulting Agreement").

c.                   Executive’s eligibility for participation in Company short-term incentive plans, including but not limited to the Executive Incentive Plan, shall terminate on August 31, 2009.  Any payment made under the Executive Incentive Plan for 2009 will be governed by the terms and conditions of the Plan.

d.                  Executive’s eligibility for participation in Company long-term executive incentive plans such as restricted stock, performance shares and stock options, shall terminate on August 31, 2009.  However, grants to Executive of restricted stock, performance shares and/or stock options made prior to August 31, 2009 shall be administered in accordance with applicable plan and award agreement provisions.

CONFIDENTIAL

MILLER SEPARATION AGREEMENT                         3 of  11

e.                   The Company’s payment of any and all executive perquisites, such as club memberships, supplemental medical benefits and any other perquisite provided to Executive by the Company shall terminate on August 31, 2009.

f.                   Executive and any covered dependents shall, upon proper application, be eligible for a period of 18 months for coverage under the Idaho Power Company group health plans in accordance with the requirements of COBRA.  Executive’s eligibility for retiree group health plan coverage shall be governed by the terms and conditions of the Company’s group health plan.

                        SEVENTH:  Executive represents, understands and agrees that (i) with respect to the Idaho Power Company Security Plan for Senior Management Employees I, amended and restated effective December 31, 2004, Executive's benefits shall be determined pursuant to the terms thereof, including, without limitation, Section 12.10 thereof, and shall commence on September 1, 2009; and (ii) with respect to the Idaho Power Company Security Plan for Senior Management Employees II effective January 1, 2005 (Amended and Restated November 20, 2008), Executive shall be deemed to have experienced a "Separation from Service," as that term is used in Section 409A of the Internal Revenue Code of 1986, as amended, as of August 31, 2009, and Executive shall cease to accrue additional benefits under the plan after August 31, 2009 (benefits under the plan shall be based on Executive's "Years of Participation" and "Final Average Monthly Compensation" (as those terms are defined in the plan) as of August 31, 2009) and benefits under the plan shall commence pursuant to the terms of the plan on March 1, 2010.  Executive's benefits under the Security Plan for Senior Management Employees II shall be determined pursuant to Section 5.2 (Early Retirement Benefit) of the plan.

CONFIDENTIAL

MILLER SEPARATION AGREEMENT                         4 of  11

                        EIGHTH:  Executive agrees that Executive shall make no statement, oral or written, which is not truthful or for which Executive lacks a factual basis, and which, by itself, may significantly or substantially damage the reputation of Company, its parent, its subsidiaries, its affiliates, or any director, officer or employee of any of those entities.

                        NINTH:  Company agrees that it shall make no statement, oral or written, which is not truthful, or for which Company lacks a factual basis, and which may significantly or substantially damage the reputation of Executive.

                        TENTH:   Executive represents and agrees that Executive has returned, or upon termination of employment will immediately return, to Company all Company Information and Company property including and without limitation all Company documents, reports, files, memoranda, records and software; credit cards, cardkey passes; door and file keys; computers; computer access codes; or disks and instructional manuals; cell phones; and other property which Executive received or prepared or helped prepare in connection with Executive’s employment with Company; and Executive represents and agrees that Executive has not retained and will not retain any copies, duplicates, reproductions, or excerpts thereof.  The term “Company Information” as used in this Agreement is limited to (a) confidential information, including information received from third parties under confidential conditions; and (b) other technical, business or financial information, the use or disclosure of which can reasonably be construed to be contrary to the interests of Company.

CONFIDENTIAL

MILLER SEPARATION AGREEMENT                         5 of  11

                        ELEVENTH:  Executive agrees that in the course of Executive’s employment with Company Executive has acquired Company Information as defined in the TENTH paragraph above.  Executive understands and agrees that such Company Information has been disclosed to Executive in confidence and for use only by Company.  Executive represents, understands and agrees that Executive  (i) will keep such Company Information confidential at all times and will not disclose or communicate Company Information to any third party unless ordered to do so by a court or administrative agency, and (ii) will not make use of Company Information on Executive's own behalf, or on behalf of any third party.  In view of the nature of Executive's employment and the nature of Company Information which Executive has received during the course of Executive’s employment, Executive agrees that any unauthorized disclosure to third parties of Company Information or other violation, or threatened violation, of this Agreement would cause irreparable damage to Company or be construed as contrary to the interest of Company, and that, therefore, Company shall be entitled to an injunction prohibiting Executive from any such disclosure, attempted disclosure, violation, or threatened violation.  When Company Information becomes generally available to the public other than by Executive's acts or omissions, it is no longer subject to the restrictions in this ELEVENTH paragraph.  However, Company Information shall not be deemed to come under this exception merely because it is embraced by more general information which is or becomes generally available to the public.  The undertakings set forth in this paragraph shall survive the termination of this Agreement or other arrangements contained in this Agreement.

                        TWELFTH:  Executive represents, understands and agrees that, except as otherwise specifically addressed in this Agreement, all Company benefits Executive was entitled to receive as an employee of Company shall cease as of midnight on the day Executive’s employment is terminated, except for any accrued or vested benefits to which Executive is entitled in accordance with the terms of applicable Company compensation and benefit plans and group health benefits coverage if COBRA continuation coverage is elected.  However, upon proper application, Executive shall be eligible for coverage under the Idaho Power Company health plans in accordance with the requirements of COBRA.

CONFIDENTIAL

MILLER SEPARATION AGREEMENT                         6 of  11

                        THIRTEENTH:   Company represents and agrees that on or about the date that Executive’s employment with Company terminates, Company shall pay to Executive all accrued but unused Flexible Time Off minus all appropriate deductions, including but not limited to, state and federal income tax and FICA.

                        FOURTEENTH:  Executive understands that Company will comply with any SEC disclosure requirements applicable to this Agreement and/or Executive’s separation from the Company.  Such disclosures may include disclosure of the Executive’s separation from Company, the terms of this Agreement and/or any separation-related benefits Executive may receive from Company.

CONFIDENTIAL

MILLER SEPARATION AGREEMENT                         7 of  11

                        FIFTEENTH: Unless otherwise specifically provided for in this Agreement, Executive hereby irrevocably and unconditionally releases, acquits and forever discharges Company and each of Company's stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, affiliates, and all persons acting by, through, under or in concert with any of them (collectively "Releasees"), or any of them, from any and all complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, those based on or arising out of alleged: violations of rights under federal, state or local laws prohibiting discrimination and/or harassment including violations of Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991; violations of the Idaho Human Rights Act (Idaho Code § 67-5901, et seq.); violations of the Equal Pay Act; violations of the Americans With Disabilities Act; violations of the Family and Medical Leave Act; violations of the Executive Retirement Income Security Act; violations of the Worker Adjustment and Retraining Notification Act; violations of the Moore-Brown-Roberti Family Rights Act; violations of any and all provisions of the applicable state labor codes regulating wages, hours and working conditions; violations of any other foreign, federal, state or local laws prohibiting employment discrimination or otherwise regulating employment; discrimination; failure to prevent discrimination; retaliation; failure to prevent retaliation; harassment; failure to prevent harassment; assault; battery; misrepresentation; fraud; deceit; invasion of privacy; breach of contract; breach of quasi-contract; breach of implied contract; wrongful or constructive discharge; breach of the covenant of good faith and fair dealing; libel; slander; negligent or intentional infliction of emotional distress; violations of public policy; negligent supervision; negligent retention; negligence; interference with business opportunity or with contracts; failure to pay monies or furnish benefits related to severance pay, incentive pay, flexible time off, pension, retirement, life insurance, health or medical insurance, reimbursement of health or medical costs, worker’s compensation or disability; or any other claims of any type which Executive now has, owns or holds, or which Executive at any time heretofore had, owned or held, or claimed to have, own or hold, or which Executive at any time hereinafter may have, own or hold, against each or any of the Releasees with respect to acts, omissions or events that occurred prior to the date this Agreement is signed by and becomes binding on the parties hereto.  Nothing herein shall constitute a release of any claim arising from a breach of this Agreement by Company.

CONFIDENTIAL

MILLER SEPARATION AGREEMENT                         8 of  11

                        SIXTEENTH:  Executive agrees that Executive has been given adequate time to decide whether to sign this Agreement, including, without limitation, the waiver and release set forth in Paragraph FIFTEENTH, and Executive does so only after full reflection and analysis.  Executive represents and warrants that, except as expressly stated in this Agreement, Executive did not rely upon any representation or statement by any Company representative or by any other of the Released Parties.  Executive has entered into this Agreement voluntarily and without duress or undue influence, with the full intent of releasing any and all claims as set forth in this Agreement.  In accordance with the Older Workers’ Benefit Protection Act (OWBPA), Executive further acknowledges as follows:

(a)                Executive specifically intends to knowingly and voluntarily waive any rights Executive may have under the Age Discrimination in Employment Act (ADEA), and Executive intends to release Released Parties from any and all claims for damages or other remedies Executive may have under the ADEA.  This release is not to be construed as a waiver of ADEA claims that may arise after the execution of this Agreement.

(b)               Executive is hereby advised to consult with an attorney of Executive’s choice before signing this Agreement.

(c)                Executive may take up to twenty-one (21) days following the date of receipt of this Agreement to consider whether to accept the terms of this Agreement.  If Executive has not signed and returned the Agreement to Idaho Power on or before the twenty-first day following Executive’s receipt of the Agreement, this offer shall be null and void.  If Executive chooses to sign and return this Agreement sooner than twenty-one days, Executive’s signature below shall be deemed a waiver of the balance of the consideration period.

(d)               Executive may revoke this Agreement as provided in Paragraph SEVENTEENTH below.  If Executive does so, the entire Agreement becomes invalid and unenforceable and no benefits hereunder will be provided to Executive, other than Executive’s pay and accrued vacation through the Separation Date.  The Agreement becomes effective on the eighth day after Executive signs it.

(e)        Executive understands the terms and consequences of this Agreement and of the release it contains.

                        (f)        Executive is fully aware of the legal and binding effect of this Agreement.

CONFIDENTIAL

MILLER SEPARATION AGREEMENT                         9 of  11

                        SEVENTEENTH:  This Agreement may be revoked by Executive by providing written notice of revocation to Luci K. McDonald, Vice President – Human Resources, within seven (7) days of Executive’s execution of this Agreement.  Any revocation must be in writing and delivered by close of business on the seventh (7th) day from the date that Executive signs this Agreement, addressed to Luci McDonald, Vice President – Human Resources, 1221 W. Idaho Street, Boise, Idaho 83702.

                        EIGHTEENTH:  Executive represents and acknowledges that in executing this Agreement, Executive does not rely and has not relied upon any representation or statement not set forth herein made by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

                        NINETEENTH:  As a further material inducement to Company to enter into this Agreement, Executive hereby agrees to indemnify and hold each and all of the Releasees harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, attorney fees incurred by Releasees, or any of them, arising out of any breach of this Separation Agreement and General Release by Executive or the fact that any representation made herein by Executive was false when made.

                        TWENTIETH:  As a material inducement to Executive to enter into this Agreement, Company hereby agrees to indemnify and hold Executive harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, attorney fees incurred by Executive arising out of any breach of this Separation Agreement and General Release by Company or the fact that any representation made herein by Company was false when made.

CONFIDENTIAL

MILLER SEPARATION AGREEMENT                        10 of  11

                        TWENTY-FIRST:  Executive represents, acknowledges and agrees that Executive has read and understands this Agreement; that Executive has had the opportunity to seek counsel from an attorney; and, that Executive is entering into this Agreement as a free and voluntary act and that Executive signs it only after full reflection and analysis.

                        TWENTY-SECOND:  It is agreed that, with the exception of the FIFTEENTH paragraph, the provisions of this Agreement are severable, and if any part of it is found to be unenforceable, all the other terms and provisions shall remain fully valid and enforceable.  This Agreement shall survive the termination of any arrangements contained herein.

                        TWENTY-THIRD:  This Agreement shall be construed in accordance with the laws of the State of Idaho, without regard to conflict of laws.

                        TWENTY-FOURTH:   This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior contracts, agreements, obligations, arrangements or understandings (other than the Consulting Agreement) between the parties hereto pertaining to Executive’s employment and/or the separation of Executive from employment with Company.

                        PLEASE READ CAREFULLY.  THIS SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Executed at Boise, Idaho this ___31_ day of ______August________, 2009.

EXECUTIVE
/s/ James C. Miller_______________
JAMES C. MILLER

Executed at Boise, Idaho this ___31_ day of ______August________ 2009.

COMPANY
By	/s/ J. LaMont Keen___________
J. LaMONT KEEN
President & Chief Executive Officer

CONFIDENTIAL

MILLER SEPARATION AGREEMENT                        11 of  11